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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each agree that the Amendment No. 9 to the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Dated:   November 14, 2003
                                 QUESTOR PARTNERS FUND II, L.P.
                                 a Delaware limited partnership

                                 By: Questor General Partner II, L.P.,
                                     its General Partner
                                 By: Questor Principals II, Inc.
                                     its General Partner

                                 By: /s/ Robert D. Denious
                                     ------------------------------------
                                 Title: Managing Director



                                 QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                 a Delaware limited partnership

                                 By:  Questor Principals II, Inc.
                                      its General Partner

                                 By: /s/ Robert D. Denious
                                     ------------------------------------
                                 Title: Managing Director



                                 QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P. a Delaware limited partnership

                                 By: Questor Principals II, Inc.
                                     its General Partner

                                 By: /s/ Robert D. Denious
                                     ------------------------------------
                                 Title: Managing Director